Exhibit 21

               Subsidiaries of Air Products and Chemicals, Inc.

The following is a list of the Company's subsidiaries, all of which are wholly owned as of 30 September 2002, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

                                  UNITED STATES
All companies are incorporated in the State of Delaware with the exception of Air Products World Trade, Inc. which is incorporated in the U.S. Virgin Islands.

Registrant -- Air Products and Chemicals, Inc.
Air Products Asia, Inc.
Air Products (Didcot), Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products, L.P.
Air Products International Corporation
Air Products Manufacturing Corporation
Air Products of Oklahoma, Inc.
Air Products Polymers Holdings, L.P.
Air Products Polymers, L.P.
Air Products Powders, Inc.
Air Products (Rozenburg), Inc.
Air Products World Trade, Inc.
APCI (U.K.), Inc.
Middletown Oxygen Company, Inc.
Prodair Corporation

                                     BELGIUM
Air Products S.A.
Air Products Management S.A.

                                     BRAZIL
Air Products Brasil Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)

                                     CANADA
Air Products Canada Limited

                                      CHINA
Air Products and Chemicals (China) Investment Co., Limited
Air Products (Nanjing) Co., Limited
Chun Wang Industrial Gases, Limited
Eastern Air Products (Shanghai) Co., Limited
Northern Air Products (Tianjin) Limited
Southern Air Products (Guangzhou) Limited
Southern Air Products (Zhuahi) Limited

                                 CZECH REPUBLIC
Air Products spol s.r.o.

                                     FRANCE
Air Products SAS
Air Products (Medical) S.a.r.l.
Air Products S.A.
Prodair et Cie S.C.S.
Prodair S.A.

                                     GERMANY
Air Products GmbH
Air Products Polymers GmbH & Co KG
Air Products Powders GmbH

                                    INDONESIA
PT Air Products Indonesia

                                     IRELAND

Air Products Ireland Limited

                                     ISRAEL
Prodair Israel Limited

                                      JAPAN
Air Products Japan, Inc.

                                      KOREA

Air Products Korea, Inc.
Korean Industrial Gases, Limited

                                    MALAYSIA

Sitt Tatt Industrial Gases Sdn. Bhd.

                                 THE NETHERLANDS

Air Products Holdings B.V. (formerly Air Products Nederland B.V.)
Air Products Leasing B.V.
Air Products (Pernis) B.V.

                                     NORWAY

Air Products A/S

                                      SPAIN
Air Products Iberica, S.L.
Gases Industriais, S.A.
S.E. de Carburos Metalicos S.A.
                                    SINGAPORE
Air Products Singapore Pte. Limited

                                     TAIWAN
San Fu Gas Co., Limited

                                 UNITED KINGDOM
Air Products PLC
Air Products (GB) Limited
Air Products Group Limited
Air Products (BR) Limited
Air Products (Chemicals) PLC
Air Products (Chemicals) Teeside Limited

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